             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                         Statement to Certificateholders

                                December 17, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      BEGINNING                                                                                  ENDING
                 FACE         PRINCIPAL                                                         REALIZED  DEFERRED      PRINCIPAL
 CLASS          VALUE          BALANCE         PRINCIPAL         INTEREST         TOTAL          LOSSES   INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   A1      357,735,172.00   32,232,313.15    3,703,749.82        66,470.19     3,770,220.01        0.00     0.00     28,528,563.33
   A2       40,000,000.00    3,604,041.83      414,133.15         7,304.19       421,437.34        0.00     0.00      3,189,908.68
   R                 0.00            0.00            0.00       137,690.79       137,690.79        0.00     0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL      397,735,172.00   35,836,354.98    4,117,882.97       211,465.17     4,329,348.14        0.00     0.00     31,718,472.01
------------------------------------------------------------------------------------------------------------------------------------
   SI        8,117,044.50   72,242,040.47            0.00       421,653.96       421,653.96   16,166.75     0.00     73,533,872.71
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                 FACTOR INFORMATION PER $1000 OFORIGINAL FACE                                  PASS-THROUGH RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         CURRENT
                BEGINNING                                                                      ENDING                   PASS-THRU
CLASS           PRINCIPAL            PRINCIPAL         INTEREST               TOTAL           PRINCIPAL       CLASS        RATE
------------------------------------------------------------------------------------------------------------------------------------
  A1           90.10104589         10.35332869         0.18580837          10.53913706         79.74771720      A1      2.320000%
  A2           90.10104575         10.35332875         0.18260475          10.53593350         79.74771700      A2      2.280000%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS         90.10104588         10.35332870         0.53167330          10.88500199         79.74771718
------------------------------------------------------------------------------------------------------------------------------------
  SI        8,900.04243170          0.00000000        51.94673505          51.94673505      9,059.19299937      S1      0.000000%
------------------------------------------------------------------------------------------------------------------------------------

   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                        THE ADMINISTRATOR LISTED BELOW:
                                 Mark M. Volosov
                JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                    Tel: (212) 946-7172 / Fax: (212 946-8302


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

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                December 17, 2001

Sec. 4.01(i)             Principal Collections recieved during the Collection Period                              4,193,237.10
                         Interest Collections recieved during the Collection Period                                 689,133.51
                         Additional Draw Amount                                                                      83,864.74

Sec. 4.01(iii)           Floating Allocation Percentage                                                              34.459457%
                         Fixed Allocation Percentage                                                                 98.000000%

Sec. 4.01(iv)            Investor Certificate Interest Collections                                                  221,694.33

Sec. 4.01 (v)            Investor Certificate Principal Collections                                               4,109,372.36

Sec. 4.01(vi)            Seller Interest Collections                                                                421,653.96
                         Seller Principal Collections                                                                83,864.74

Sec. 4.01(xi)            Accelerated Principal Distribution Amount                                                       10.57
                         Accelerated Principal Distribution Amount Actually Distributed                                  10.57

Sec. 4.01(xiii)          Amount Required to be Paid by Seller                                                             0.00
                         Amount Required to be Paid by Servicer                                                           0.00

Sec. 4.01(xiv)           Servicing Fee                                                                               45,785.21
                         Accrued and Unpaid Servicing Fees                                                                0.00

Sec. 4.01(xv)            Liquidation Loss Amounts (Net of Charge Off Amounts)                                             0.00
                         Charge Off Amounts                                                                          24,666.80
                         Charge Off Amounts allocable to Investor Certificateholders                                      0.00
                         Cumulative Loss Amounts                                                                  1,095,356.19

Sec. 4.01(xvi)           Pool Balance as of end of preceding Collection Period                                  109,884,508.31
                         Pool Balance as of end of second preceding Collection Period                           112,944,581.10

Sec. 4.01(xvii)          Invested Amount                                                                         33,747,722.44

Sec. 4.01(xxi)           Has a Rapid Amortization Event Ocurred?                                                           YES

Sec. 4.01(xxii)          Has an Event of Default Ocurred?                                                                   NO

Sec. 4.01(xxiii)         Amount Distributed to Credit Enhancer per 5.01(a)(1)                                         1,718.54
                         Amount Distributed to Credit Enhancer per 5.01(a)(6)                                             0.00
                         Unreimbursed Amounts Due to Credit Enhancer                                                      0.00

Sec. 4.01(xxiv)          Guaranteed Principal Distribution Amount                                                         0.00

Sec. 4.01(xxv)           Credit Enhancement Draw Amount                                                                   0.00

Sec. 4.01(xxvi)          Amount Distributed to Seller per 5.01(a)(10)                                               137,690.79

Sec. 4.01(xxvii)         Maximum Rate                                                                                   6.3398%
                         Weighted Average Net Loan Rate                                                                 6,3398%

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

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                December 17, 2001

Sec. 4.01(xxviii)        Minimum Seller Interest                                                                  2,141,169.36

Sec. 4.01(xxix)          Required Servicer Advance                                                                        0.00
                         Unreimbursed Required Servicer Advance                                                           0.00
                         Required Servicer Advance Reimbursement                                                          0.00

Sec. 4.01(xxx)           Spread Account Requirement                                                                       0.00
                         Amount on deposit in the Spread Account (after the Spread Withdrawal)                            0.00
                         Spread Account Deposit                                                                           0.00
                         Spread Account Withdrawal (including Spread Account Deposits)                                    0.00


                                       Delinquencies

                                          Group 1
           -------------------------------------------------------------------
             Period           Number       Principal Balance      Percentage
           -------------------------------------------------------------------
            0-30 days              0                    0.00           0.00%
           -------------------------------------------------------------------
           31-60 days             47            1,567,658.09           1.46%
           -------------------------------------------------------------------
           61-90 days              8              277,170.60           0.26%
           -------------------------------------------------------------------
           91-120 days             3               43,167.85           0.04%
           -------------------------------------------------------------------
           121+ days               9              446,102.79           0.42%
           -------------------------------------------------------------------
              Total               67            2,334,099.33           2.18%
           -------------------------------------------------------------------


                                 Loans in Foreclosure

             ---------------------------------------------------------------
                                          Group 1
             ---------------------------------------------------------------
             Number              Principal Balance              Percetage
             ---------------------------------------------------------------
                  0                           0.00                   0.00%
             ---------------------------------------------------------------



                                Loans in REO

             ---------------------------------------------------------------
                                  Group 1
             ---------------------------------------------------------------
             Number              Principal Balance              Percetage
             ---------------------------------------------------------------
                  0                           0.00                   0.00%
             ---------------------------------------------------------------


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